UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

January 3, 2013

GOOGLE INC.

(Exact name of registrant as specified in its charter)

Delaware	0-50726	77-0493581
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1600 Amphitheatre Parkway

Mountain View, CA 94043

(Address of principal executive offices, including zip code)

(650) 253-0000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

On January 3, 2013, the U.S. Federal Trade Commission (FTC) closed its investigations into Google Inc.’s business practices, including search and advertising, and into Motorola Mobility’s use of standard essential patents in litigation. Copies of the letter that Google submitted to the FTC relating to certain voluntary product changes, the consent order that Motorola Mobility and Google entered into with the FTC relating to standard essential patents, and Google’s blogpost relating to this announcement are filed as Exhibits 10.1, 10.2, and 99.1, respectively, to this Form 8-K and are incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

10.1	Letter, dated as of December 27, 2012, from Google Inc. to the U.S. Federal Trade Commission

10.2	Agreement Containing Consent Order, dated as of January 3, 2013, between Motorola Mobility LLC and Google Inc., and the U.S. Federal Trade Commission

99.1	Posting on the Official Google Blog dated January 3, 2013

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GOOGLE INC.

Date: January 3, 2013	/s/ Donald Harrison
Donald Harrison Vice President, Deputy General Counsel, and Assistant Secretary